UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________

Date of report (Date of earliest event reported): May 21, 2014
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2014, American Residential Properties, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. The matters on which stockholders voted, in person or by proxy, were:

(i)	Proposal One: to elect the directors of the Company to serve until its 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii)	Proposal Two: to approve certain issuances of the Company’s common stock upon the exchange of 3.25% Exchangeable Senior Notes due 2018; and

(iii)	Proposal Three: to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

All of the nominees were elected, the issuance of common stock upon the exchange of 3.25% Exchangeable Senior Notes due 2018 was approved and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Proposal One:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Douglas N. Benham	23,673,106	107,499	1,954,563
David M. Brain	23,673,106	107,499	1,954,563
Keith R. Guericke	23,348,847	431,758	1,954,563
Laurie A. Hawkes	23,494,474	286,131	1,954,563
Todd W. Mansfield	23,672,501	108,104	1,954,563
Stephen G. Schmitz	23,292,351	488,254	1,954,563

Proposal Two:
Approval of the issuance of common stock upon the exchange of 3.25% Exchangeable Senior Notes due 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,062,670	2,710,408	7,527	1,954,563

Proposal Three:

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year:

Votes For	Votes Against	Abstentions
25,629,487	94,837	10,844

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Date: May 23, 2014	By:	/s/ Shant Koumriqian
Shant Koumriqian
Chief Financial Officer, Treasurer and Secretary